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                                                                    EXHIBIT 21.1

                            EAGLEPICHER INCORPORATED

                              LIST OF SUBSIDIARIES

                                                                JURISDICTION OF
                         NAME                                    ORGANIZATION
WHOLLY OWNED DOMESTIC SUBSIDIARIES(1)

Carpenter Enterprises Limited                                        Michigan

Cincinnati Industrial Machinery Sales Company                        Ohio

Daisy Parts, Inc.                                                    Michigan

Eagle-Picher Acceptance Corporation                                  Ohio

Eagle-Picher Development Company, Inc.                               Delaware

Eagle-Picher Far East, Inc.                                          Delaware

EaglePicher Filtration & Minerals, Inc.                              Nevada

EaglePicher Technologies, LLC                                        Delaware

EPMR Corporation (formerly MARCO)                                    Michigan

Hillsdale Tool & Manufacturing Co.                                   Michigan

EaglePicher Funding Corporation(2)                                   Delaware

EaglePicher Investments, LLC                                         Delaware

EaglePicher Pharmaceutical Services, LLC                             Delaware

PARTIALLY OWNED DOMESTIC SUBSIDIARIES

Eagle-Picher Horizon Batteries, LLC(3)                               Delaware

NTZ North America, Inc.(4)

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     (1) Includes both direct and indirect subsidiaries

     (2) 90% owned by EaglePicher Incorporated and 10% owned by a voting trust of EaglePicher Holdings, Inc.

     (3) 50% owned by EaglePicher Incorporated

     (4) 35% owned by EaglePicher Incorporated

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
                                                                 JURISDICTION OF
                         NAME                                     ORGANIZATION
WHOLLY OWNED FOREIGN SUBSIDIARIES(1)

Eagle-Picher Automotive GmbH                                       Germany

Eagle-Picher Energy Products Corp. (formerly Blue Star)            Canada

Eagle-Picher Hillsdale Limited                                     England & Wales

Eagle-Picher Industries Europe B.V.                                Netherlands

Eagle-Picher Industries of Canada Limited                          Ontario, Canada

Eagle-Picher Minerals Europe GmbH & Co. KG                         Germany

Eagle-Picher Minerals Europe Verwaltungs-und Beteiligungs GmbH     Germany

Eagle-Picher Minerals International S.A.R.L.                       France

Eagle-Picher Technologies GmbH                                     Germany

Eagle-Picher UK Limited                                            England & Wales

Eagle-Picher Wolverine GmbH                                        Germany

Eagle-Picher, Inc.                                                 Virgin Islands

EPTEC, S.A. de C.V.                                                Mexico

Equipos de Acuna, S.A. de C.V.(5)                                  Mexico

PARTIALLY OWNED FOREIGN SUBSIDIARIES

Diehl & Eagle-Picher GmbH(6)                                       Germany

Yamanaka EP Corporation(7)                                         Japan

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     (5) David Krall owns 1 share.

     (6) 45% owned by EaglePicher Technologies LLC

     (7) 35% owned by EaglePicher Technologies LLC